EXHIBIT 95.1

Federal Mine Safety and Health Act Information

The ARLP Partnership’s mining operations are subject to extensive and stringent compliance standards established pursuant to the Federal Mine Safety and Health Act of 1977, as amended by the Federal Mine Improvement and New Emergency Act of 2006 (as amended, the “Mine Act”).  MSHA monitors and rigorously enforces compliance with these standards, and the ARLP Partnership’s mining operations are inspected frequently.  Citations and orders are issued by MSHA under Section 104 of the Mine Act for violations of the Mine Act or any mandatory health or safety standard, rule, order or regulation promulgated under the Mine Act.  A Section 104(a) “Significant and Substantial” or “S&S” citation is generally issued in a situation where the conditions created by the violation do not cause imminent danger, but in the opinion of the MSHA inspector could significantly and substantially contribute to the cause and effect of a mine safety or health hazard.  During the twelve months ended December 31, 2015, the ARLP Partnership’s mines were subject to 7,454 MSHA inspection days with an average of only 0.11 S&S citations written per inspection day.

The Mine Act has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault.  If, in the opinion of an MSHA inspector, a condition exists that violates the Mine Act or regulations promulgated thereunder, then a citation or order will be issued regardless of whether the ARLP Partnership had any knowledge of, or fault in, the existence of that condition.  Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation often depends on the opinions or experience of the MSHA inspector involved and the frequency of citations will vary from inspector to inspector.

The number of citations issued also is affected by the size of the mine, in that the number of citations issued generally increases with the size of the mine.  The ARLP Partnership’s mines typically are larger in scale than most underground coal mines in the U.S. in terms of area, production and employee hours.

If the ARLP Partnership disagrees with the assertions of an MSHA inspector, it exercises its right to challenge those findings by “contesting” the citation or order pursuant to the procedures established by the Mine Act and its regulations.  During 2015, the ARLP Partnership’s operating subsidiaries have contested approximately 27.0% of all citations and 68.0% of S&S citations issued by MSHA inspectors.  These contest proceedings frequently result in the dismissal or modification of previously issued citations, substantial reductions in the penalty amounts originally assessed by MSHA, or both.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requires issuers to include in periodic reports filed with the SEC certain information relating to citations or orders for violations of standards under the Mine Act.  The following tables include information required by the Dodd-Frank Act for the twelve months ended December 31, 2015.  The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein.  Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

EXHIBIT 95.1

Subsidiary Name / MSHA Identification Number (1)	Section 104(a) S&S Citations(2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations (5)	Section 107(a) Orders (6)	Total Dollar Value of MSHA Assessments Proposed (in thousands) (7)

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	90	-	1	-	-	$342.9
1511935	-	-	-	-	-	$0.3
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	$-
1512083	-	-	-	-	-	$-
1513514	-	-	-	-	-	$-
1516460	-	-	-	-	-	$-
1517216	150	-	-	-	-	$422.5
1517232	1	-	-	-	-	$10.9
1517678	-	-	-	-	-	$-
1517740	-	-	-	-	-	$-
1517758	-	-	-	-	-	$-
1514335	1	-	-	-	-	$1.1
Hopkins County Coal, LLC (KY)
1502013	1	-	-	-	-	$-
1517377	-	-	-	-	-	$-
1517515	-	-	-	-	-	$-
1518826	74	-	-	-	-	$216.7
1517378	-	-	-	-	-	$-
River View Coal, LLC (KY)
1503178	8	-	-	-	-	$3.4
1519374	141	-	-	-	1	$230.7
White County Coal, LLC (IL)
1102662	-	-	-	-	-	$-
1103058	31	-	-	-	-	$152.3
Hamilton County Coal, LLC (IL)
1103242	-	-	-	-	-	$0.1
1103203	69	-	-	-	-	$185.9
Gibson County Coal, LLC (IN)
1202388	27	-	2	-	-	$102.4
1202215	56	-	-	-	-	$156.3
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	$-
1518547	95	1	7	-	1	$233.6
1518864	-	-	-	-	-	$-
1517044	-	-	-	-	-	$-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	-	-	-	-	$-
1517733	-	-	-	-	-	$1.3
1519515	15	-	-	-	-	$44.0
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	$-
1800671	2	-	-	-	-	$1.2
Mettiki Coal (WV), LLC
4609028	30	-	-	-	-	$72.0
Tunnel Ridge, LLC (PA/WV)
4608864	35	-	-	-	-	$147.3
Other
4403236	-	-	-	-	-	$-
4403255	-	-	-	-	-	$-
4406630	-	-	-	-	-	$-
4406867	-	-	-	-	-	$-
Mid-America Carbonates, LLC (IL)
1103176	4	1	-	-	-	$12.4
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	$-
1509571	-	-	-	-	-	$-
1514324	-	-	-	-	-	$-
1518839	-	-	-	-	-	$-
1518056	-	-	-	-	-	$-
1519515	-	-	-	-	-	$-

EXHIBIT 95.1

Subsidiary Name / MSHA Identification Number (1)	Total Number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) (yes/no) (8)	Legal Actions Pending as of Last Day of Period	Legal Actions Initiated During Period	Legal Actions Resolved During Period

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	No	7	15	23
1511935	-	No	1	1	-
Warrior Coal, LLC (KY)
1505230	-	No	-	-	-
1512083	-	No	-	-	-
1513514	-	No	-	-	-
1516460	-	No	-	-	-
1517216	-	No	21	19	13
1517232	-	No	2	4	6
1517678	-	No	-	-	-
1517740	-	No	-	-	-
1517758	-	No	-	-	-
1514335	-	No	3	3	2
Hopkins County Coal, LLC (KY)
1502013	-	No	-	-	-
1517377	-	No	-	-	-
1517515	-	No	-	-	-
1518826	-	No	22	21	16
1517378	-	No	-	-	-
River View Coal, LLC (KY)
1503178	-	No	1	2	1
1519374	-	No	13	12	7
White County Coal, LLC (IL)
1102662	-	No	-	-	-
1103058	-	No	15	19	19
Hamilton County Coal, LLC (IL)
1103242	-	No	-	-	-
1103203	-	No	16	16	10
Gibson County Coal, LLC (IN)
1202388	-	No	8	4	2
1202215	-	No	2	6	14
Sebree Mining, LLC (KY)
1519264	-	No	-	-	-
1518547	1	No	10	16	14
1518864	-	No	-	-	-
1517044	-	No	-	-	-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	No	1	-	1
1517733	-	No	-	-	-
1519515	-	No	2	2	1
Mettiki Coal, LLC (MD)
1800621	-	No	-	-	-
1800671	-	No	-	1	1
Mettiki Coal (WV), LLC
4609028	-	No	4	3	9
Tunnel Ridge, LLC (PA/WV)
4608864	-	No	7	9	16
Other
4403236	-	No	-	-	-
4403255	-	No	-	-	-
4406630	-	No	-	-	-
4406867	-	No	-	-	-
Mid-America Carbonates, LLC (IL)
1103176	-	No	-	-	-
Pontiki Coal, LLC (KY)
1508413	-	No	-	-	-
1509571	-	No	-	-	-
1514324	-	No	-	-	-
1518839	-	No	-	-	2
1518056	-	No	-	-	-

EXHIBIT 95.1

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of December 31, 2015 that fall into each of the following categories is as follows:

Subsidiary Name / MSHA Identification Number (1)	Contests of Citations and Orders	Contests of Proposed Penalties	Complaints for Compensation	Complaints of Discharge/ Discrimination/ Interference	Applications for Temporary Relief	Appeals of Judges Rulings

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	1	6	-	-	-	-
1511935	-	1	-	-	-	-
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	-
1512083	-	-	-	-	-	-
1513514	-	-	-	-	-	-
1516460	-	-	-	-	-	-
1517216	6	15	-	-	-	1
1517232	-	2	-	-	-	-
1517678	-	-	-	-	-	-
1517740	-	-	-	-	-	-
1517758	-	-	-	-	-	-
1514335	-	3	-	-	-	-
Hopkins County Coal, LLC (KY)
1502013	-	-	-	-	-	-
1517377	-	-	-	-	-	-
1517515	-	-	-	-	-	-
1518826	3	19	-	-	-	5
1517378	-	-	-	-	-	-
River View Coal, LLC (KY)
1503178	-	1	-	-	-	-
1519374	-	13	-	-	-	-
White County Coal, LLC (IL)
1102662	-	-	-	-	-	-
1103058	-	15	-	-	-	1
Hamilton County Coal, LLC (IL)
1103242	-	-	-	-	-	-
1103203	2	14	-	-	-	-
Gibson County Coal, LLC (IN)
1202388	-	8	-	-	-	-
1202215	-	2	-	-	-	-
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	-
1518547	-	10	-	-	-	-
1518864	-	-	-	-	-	-
1517044	-	-	-	-	-	-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	1	-	-	-	-
1517733	-	-	-	-	-	-
1519515	-	2	-	-	-	-
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	-
1800671	-	-	-	-	-	-
Mettiki Coal (WV), LLC
4609028	-	4	-	-	-	-
Tunnel Ridge, LLC (PA/WV)
4608864	-	7	-	-	-	-
Other
4403236	-	-	-	-	-	-
4403255	-	-	-	-	-	-
4406630	-	-	-	-	-	-
4406867	-	-	-	-	-	-
Mid-America Carbonates, LLC (IL)
1103176
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	-
1509571	-	-	-	-	-	-
1514324	-	-	-	-	-	-
1518839	-	-	-	-	-	-
1518056	-	-	-	-	-	-

EXHIBIT 95.1

(1)   The statistics reported for each of the ARLP Partnership’s subsidiaries listed above are segregated into specific MSHA identification numbers.

(2)   Mine Act section 104(a) S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine health and safety hazard.  It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104(a) S&S citations in this column.

(3)   Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the time period specified in the citation.

(4)   Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e. aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.

(5)   Mine Act section 110(b)(2) violations are for an alleged “flagrant” failure (i.e. reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

(6)   Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.

(7)   Amounts shown include assessments proposed by MSHA during the twelve months ended December 31, 2015 on all citations and orders, including those citations and orders that are not required to be included within the above chart.

(8)   Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine safety or health hazard.